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                                                                    Exhibit 10.6

                              RECEIPT OF BORROWING

To : First Commercial Bank

1.    The Loan is eight million NT dollars.

2. The interest on the Loan shall be repaid on a monthly basis in accordance with Item ______ as follows:

            (1) The interest shall be calculated and paid on a monthly basis in accordance with the "base interest rate" (referred to at Note I on the back page) promulgated by the Bank plus the rate of 1.2% per annum (the annual rate on the Loan effective date was 4.5%). In addition, the interest, starting from the date of adjusting the base interest rate, shall be calculated in accordance with the base interest rate of the Bank after adjustment plus the agreed margin rate.

            (2) The interest shall be calculated and paid on a monthly basis in accordance with the "loan index rate" (referred to Note II on the back page) promulgated by the Bank plus the rate of ______ % per annum (the annual rate on the Loan effective date was %). In addition, the interest, starting from the date of adjusting the loan index rate, shall be calculated pursuant to the loan index rate of the Bank after adjustment plus the agreed margin rate.

            (3) The interest shall be calculated and paid on a monthly basis in accordance with the discount rate ______ of ______ % per annum promulgated by the Central Bank of China (the annual rate on the Loan effective date was %). In addition, the interest shall be calculated and paid pursuant to the discount rate of % per annum of the Central Bank of China, starting from the next business day of the discount rate adjustment.

            (4) The interest on the Loan shall be paid at the rate of ________ % per annum.

3. This Loan runs during the period from Jun. 30th, 2004 to Jun. 30th, 2005; the principal and all payable amount shall be repaid at once upon its expiry.

4. In the event the borrower defaults, failing to repay the interest on a monthly basis or upon due dates, the interest for the deferred repayment shall be paid based on the agreed interest rate prescribed in preceding Paragraph 2. In addition, the penalty shall be calculated based on 10% of agreed interest rate

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      prescribed in the preceding Paragraph 2 if the repayment is made in less than six months from the specified date, 20% of the agreed interest rate prescribed in the preceding Paragraph 2 if the repayment is more than six months from the specified date.

5. The Borrower and the guarantor(s) jointly agree to fulfill all provisions prescribed on the additional Loan Agreement, loan guarantee agreement and acknowledgement of the loan made and signed with the Bank. In addition, the guarantor(s) is/are willing to waive the right of opposition (right of plea for preference claims against the principal debtor).

Borrower:   Kid Castle Internet Technology Corporation
            /s/ Wang, Kuo-An

Address:    1st floor, 148, Chienkuo Road, Hsintien City

Guarantor:  /s/ Wang, Kuo-An

Address:    8th floor, 156, Chienkuo Road, DaFeng Li(Village), 8
            Lin(Neighborhood ), Hsintien City, Taipei County

Guarantor:  /s/ Chiu, Yu-En

Address: No. 71, Sec. 1, Nanchang Road, LongFu Li (Village), 2 Lin (Neighborhood), Chung-Cheng District,
            Taipei City

Guarantor:  nil

Address:    nil

Date:       June 30, 2004

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                              RECEIPT OF BORROWING

The interest shall be paid on monthly basis at the rate of 3% per annum; in addition, the interest shall be calculated and paid on monthly basis at the rate of 1.45% per annum on that day of the biennial interest rate adjustment made by the Postal Remittances and Savings Bank.

To : First Commercial Bank

1.    The Loan is thirty-two million NT dollars.

2. The interest on the Loan shall be repaid on a monthly basis in accordance with Item as follows:

            (1) The interest shall be calculated and paid on a monthly basis in accordance with the "base interest rate" (referred to in the Remarks following the Letter of Undertaking) promulgated by the Bank plus the rate of % per annum (the annual rate on the Loan effective date was %). In addition, the interest shall be calculated pursuant to the adjusted base interest rate of the Bank plus the agreed margin rate, starting from the first payment day (including the adjustment date) after the base interest rate adjustment.

            (2) The interest shall be calculated and paid on a monthly basis in accordance with the "base interest rate" (referred to in the Remarks following the Letter of Undertaking) promulgated by the Bank plus the rate of % per annum (the annual rate on the Loan effective date was %). In addition, the interest shall be calculated pursuant to the adjusted base interest rate of the Bank plus the agreed margin rate, starting from the date of the base interest rate adjustment.

            (3) The interest shall be calculated and paid on a monthly basis in accordance with the discount rate ______ of ______ % per annum promulgated by the Central Bank of China (the annual rate on the Loan effective date was %). In addition, the interest shall be calculated pursuant to the discount rate of % per annum adjusted by the Central Bank of China from the first payment day (including the adjustment date) after the discount rate adjustment.

            (4) The interest shall be calculated and paid on a monthly basis in accordance with the discount rate ____ of_____ % per annum promulgated by the Central Bank of China (the annual rate on the Loan effective date was_______ %). In addition, the interest shall be calculated and paid pursuant to the discount rate of % per annum

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                  adjusted by the Central Bank of China, starting from the next business day of the discount rate adjustment.

3. This Loan runs during the period from Jun. 30th, 2004 to Jun. 30th, 2018; the repayment of the Loan are made in accordance with the following Schedule (2) :

            (1) The principal shall be paid in ______ equal installment payments every ______ month(s) starting on .

            (2) The principal and the interest shall be paid on 30th of each month pursuant to the Annuity method.

            (3) The interest shall be calculated and paid on _____of each month during the first _____ month(s); in addition, the principal and the interest shall be calculated and paid jointly on monthly basis pursuant to Annuity Method starting from the month in equal installments.

4. In the event the borrower defaults, failing to repay the principal and the interest according to the Loan Agreement or upon due dates, the interest for deferred repayment shall be paid based on the agreed upon interest rate prescribed in preceding Paragraph 2. In addition, the penalty shall be calculated based on 10% of the agreed interest rate prescribed in the preceding Paragraph 2 if the repayment is made in less than six months from the specified date, 20% of the agreed interest rate prescribed in preceding Paragraph 2 if more than six months from the specified date.

5. The guarantor(s) is/are willing to hold the joint responsibilities of the debt and waive the right of opposition (right of plea for preference claims against the principal debtor).

6. The Borrower and the guarantor(s) are jointly willing to fulfill all articles prescribed on additional Loan Agreements and/or loan guarantee agreements of this Loan made and signed with the Bank.

Borrower:   Kid Castle Internet Technology Corporation
            /s/ Wang, Kuo-An

Address:    1st floor, 148, Chienkuo Road, Hsintien City

Guarantor:  /s/ Wang, Kuo-An

Address:    8th floor, 156, Chienkuo Road, DaFeng Li(Village),
            8 Lin(Neighborhood ), Hsintien City, Taipei County

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Guarantor:  /s/ Chiu, Yu-En

Address: No.71, Sec.1, Nanchang Road, Long Fu Li, 2 Lin (Neighborhood), Chung-Cheng District, Taipei City

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                             ACKNOWLEDGEMENT OF LOAN

To : Kid Castle Internet Technology Corporation

The Bank agrees to accept your application of loan to our Bank under the conditions as follows :

1.    Financing Type : 1. long-term loan with securities; 2. short-term loan;

2. Financing Amount : 1. thirty-two million NT dollars (non-Circulate Credit); 2. eight million NT dollars (non-Circulate Credit);

3. Maturity period of loan : fourteen (14) years, repayment for the principal and/or interest on a monthly basis in equal by means of fixed annuity; 2. one (1) year, starting from Jun. 30th, 2004;

4. Interest rates : long-term loan with securities : calculated based on variable rate for 2- years time deposit stipulated by Chunghwa Post Co., Ltd. plus a variable rate @ 1.45% annual interest rate (currently @ 3% pa.); interest rate of short-term loan is calculated based on base rate of our Bank (currently @3.3% pa.) margins a variable rate @1.2% pa. (currently @4.5% pa.);

5. 125% of receivable cheques should be provided for deposit upon the application short-term of loan;

6.    Request minutes of the Board of Directors that resolves the loan;

7. According to audited financial statement of 2003 by certified public accountant, financial funding to the party concerned and accumulated loss in revenue listed on the debit side are high; in addition, annual debt ratio of Kid Castle Internet Technology Corporation has been increased. Our Bank suggests Kid Castle Internet Technology Corporation to improve its financial structure.

Dated July 19th, 2004
Sealed by First Commercial Bank, Yuanshan Branch